Ex-99.(2)(1)


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors, Principal Executive Officer and Principal Financial Officer of SunAmerica Senior Floating Rate Fund, Inc. (the "Fund") do hereby severally constitute and appoint Peter A. Harbeck, Vincent Marra, Nori L. Gabert, Thomas Lynch, J. Steven Neamtz and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission including registration statements on Form N-2 and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

            WITNESS the due execution hereof on the date and in the capacity set forth below.


SIGNATURE                                    TITLE                              DATE
---------                                    -----                              ----


                                             Director                           February 22, 2005
----------------------------------
Peter A. Harbeck


                                             Treasurer (Principal Financial     February 22, 2005
----------------------------------           and Accounting Officer)
Donna M. Handel


                                             Director                           February 22, 2005
----------------------------------
William J. Shea


                                             Director and                       February 22, 2005
----------------------------------           Chairman
Samuel M. Eisenstat


                                             Director                           February 22, 2005
----------------------------------
Stephen J. Gutman


                                             Director                           February 22, 2005
----------------------------------
William F. Devin


                                             Director                           February 22, 2005
----------------------------------
Dr. Judith L. Craven


                                             President (Principal               February 22, 2005
----------------------------------           Executive Officer)
Vincent Marra